Exhibit 99.1

Rightscorp Announces Revenue Increase of 377% in Second Quarter 2014 Over Same Period in 2013

Company Continues Trend of Revenue Growth Driven by Increases in Copyright Representation, ISP participation, and Settlements Closed

Santa Monica, Calif. - August 6, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), today reported that revenues for the second quarter 2014 ending June 30, 2014 grew 377% to $251,481 from $52,670 in the second quarter of 2013. Sequentially, revenues increased 34% from $188,215 in the first quarter of 2014.

“We continue to generate steady growth in several of our operating metrics,” said Christopher Sabec, CEO of Rightscorp. “We increased our participating ISPs by 100% from 70 to over 140, we continued to grow the copyrights in our system, and increased closed settlements to over 75,000. Refinements to our technology also make our monitoring process more streamlined and efficient, which should lead to quicker turnaround time in settlements. Going forward for the rest of the year, we have put in place some key benchmarks as we remain focus on our revenue generation.”

Rightscorp expects to report its second quarter 2014 earnings on Wednesday, August 13, 2014 after market close.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, books, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784